EXHIBIT 2.7

                      IN THE UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                       CASE NO. 98-8030-CIV-HURLEY

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     LEONARD ROSENBLUM, J/B INVESTMENT
PARTNERS, SMALL AND REBECCA BARMACK,
PARTNERS, BARBARA HALL, HENRY R.
GRAHAM, ANNE R. GRAHAM, MARGO CORTELL,
PATRICK M. RHODES, BERNICE M. HUELS,
GARRETT N. VOIGHT, CLAIRE E. FULCHER,
MARCELLA LEVY, RICHARD HODGSON, CITY
PARTNERSHIPS, HELMAN PARSONS AND CLEVA
PARSONS, on behalf of themselves and
all others similarly situated and
derivatively on behalf of the Nominal
Defendants,

                          Plaintiffs,

vs.

     EQUIS FINANCIAL GROUP LIMITED
PARTNERSHIP, a Massachusetts, Limited
Partnership, EQUIS CORPORATION, a
Massachusetts Corporation, GDE
ACQUISITION LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership, AFG
LEASING INCORPORATED, a Massachusetts
Corporation, AFG LEASING IV
INCORPORATED, a Massachusetts
Corporation, AFG LEASING VI
INCORPORATED, a Massachusetts
Corporation, AFG AIRCRAFT MANAGEMENT
CORPORATION, a Massachusetts
Corporation, AFG ASIT CORPORATION, a
Massachusetts Corporation, AF/AIP
PROGRAMS LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
GARY D. ENGLE and GEOFFREY A.
MACDONALD,

                                  Defendants,

     AIRFUND I INTERNATIONAL LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AIRFUND II INTERNATIONAL
LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME 4

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LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME 5
LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME 6
LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME 7
LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME 8
LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME
PARTNERS III-A LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS III B LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME PARTNERS
III-C LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS III-D LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME PARTNERS
IV-A LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-B-LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME PARTNERS
IV-C LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-D LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME PARTNERS
V-A LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS V-B LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME PARTNERS
V-C LIMITED PARTNERSHIP, a
Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS V-D LIMITED
PARTNERSHIP, a Massachusetts Limited
Partnership, AMERICAN INCOME FUND I-B,
a Massachusetts Limited Partnership,
AMERICAN INCOME FUND I-C, a
Massachusetts Limited Partnership, AFG
INVESTMENT TRUST, a Delaware business
trust, AFG INVESTMENT TRUST B, a
Delaware business trust, AFG
INVESTMENT TRUST C, a Delaware
business trust, and AFG INVESTMENT
TRUST D, a Delaware business trust,

                      Nominal Defendants.
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                    PROPOSED ORDER GRANTING JOINT MOTION TO
                   CONTINUE FINAL APPROVAL SETTLEMENT HEARING

                  THIS CAUSE came before the Court upon the Parties' Joint Motion to Continue Final Approval Settlement Hearing and to Schedule Rule 16 Status Conference. The Court, having reviewed the Motion, conducted a hearing and being otherwise fully advised of the premises, does thereupon:

                  ORDER AND ADJUDGE THAT:

         1. By no later than May 15, 2001, the parties shall advise the Court (a) whether the United States Securities and Exchange Commission ("SEC") has completed its review of certain filings submitted thereto in connection with the proposed settlement of the captioned action, and (b) whether the parties request the Court to schedule a hearing for final approval of the proposed settlement or are withdrawing the proposed settlement from judicial consideration and resuming the litigation of plaintiffs' claims.

         2. The parties are directed to use their best efforts to assist the SEC so that its regulatory review may be completed on or before May 15, 2001.

         3. The Final Approval Settlement Hearing is continued and will be scheduled for a date in July 2001 that will be determined by the Court following its receipt of the request to schedule a hearing that is described in paragraph 1 above.

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                  DONE AND ORDERED, in Chambers, at West Palm Beach County,
Florida, this 12th day of March, 2001.


                                        /s/ DANIEL T.K. HURLEY
                                        ---------------------------
                                        United States District Judge
                                        Daniel T.K. Hurley

Copies furnished.

To All Parties Listed on Attached Service List

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SERVICE LIST

LOCAL COUNSEL FOR PLAINTIFFS:             LEAD COUNSEL FOR PLAINTIFFS:

LAW OFFICES OF ALLAN M. LERNER            WECHSLER HARWOOD
Allan M. Lerner, Esquire                  HALEBIAN & FEFFER LLP
2888 East Oakland Park Blvd               Andrew D. Friedman, Esq.
Ft. Lauderdale, FL  33306                 488 Madison Avenue, 8th Floor
(954) 563-8111                            New York, NY  10022
(954) 563-8522                            (212) 935-7400
                                          (212) 753-3630 FAX
ATTORNEYS FOR VARIOUS
PLAINTIFFS:                               LASKY & RIFKIND, LTD.

THOMAS A. HOADLEY, P.A.                   Leigh Lasky, Esq.
Thomas A. Hoadley, Esq.                   11 South LaSalle Street
310 Australian Avenue                     Chicago, IL  60603
Palm Beach, FL  33480                     (312) 634-0057
(561) 792-9006                            (312) 634-0059 FAX
(561) 835-9527 FAX
                                          LAW OFFICES OF LIONEL Z. GLANCY
GILMAN AND PASTOR, L.L.P.                 Lionel Z. Glancy, Esq.
Peter A. Lagorio, Esq.                    1801 Avenue of the Stars
Stonehill Corporate Center                Suite 30B
999 Broadway, Suite 500                   Los Angeles, CA  90067
Saugus, MA  01906                         (310) 201-9150
(781) 231-7850                            (310) 201-9160 FAX

GOODKIND LABATON RUDOFF                   HAROLD B. OBSTFELD, P.C.
& SUCHAROW LLP                            Harold B. Obstfeld, Esq.
                                          260 Madison Avenue
Lynda J. Grant, Esq.                      New York, NY  10116
100 Park Avenue                           (212) 696-0057
New York, NY  10017                       (212) 679-8998 FAX
(212) 907-0700
(212) 818-0477 FAX                        LAW OFFICES OF JAMES V. BASHIAN
                                          James V. Bashian, Esq.
                                          500 Fifth Avenue, Suite 2730
                                          New York, NY  10110
                                          (212) 921-4110
                                          (212) 921-4249 FAX

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ATTORNEYS FOR PLAINTIFFS J/B INVESTMENT PARTNERS AND SMALL AND REBECCA BARMACK
PARTNERS:

LAW OFFICES OF VINCENT T. GRESHAM
Vincent T. Gresham, Esq.
6065 Roswell Road, Suite 1445
Atlanta, GA  30328
(770) 552-5270
(770) 552-5279 FAX

HAWKINS & PARNELL
Albert H. Parnell, Esq.
4000 Suntrust Plaza
202 Peachtree Street, N.W.
Atlanta, GA  30308
(404) 614-7400
(404) 614-7500 FAX

BENJAMIN S. SCHWARTZ, CHARTERED
Benjamin S. Schwartz, Esq.
4600 Olympic Way
Evergreen, CO  80439
(303) 670-5941
(303) 670-3871 FAX

ATTORNEYS FOR DEFENDANTS:

RICHMAD, GREER, WEIL, BRUMBAUGH, MIRABITO & CHRISTENSEN, P.A.
Gerald F. Richman, Esq.
One Clearlake Centre
250 Australian Avenue South
Suite 1504
W. Palm Beach, FL  33401
(561) 803-3500
(561) 820-1608 FAX

NIXON PEABODY LLP
Deborah L. Thaxter, P.C.
101 Federal Street
Boston, MA  02110-1832
(617) 345-1000
(617) 345-1300

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